Exhibit 99.1.1

Marizyme, Inc. Completes Acquisition of Somahlution, Inc. and Raises $7.0 Million in Private Placement

JUPITER, FLA, September 29, 2020 — Marizyme, Inc. (“Marizyme” or the “Company”), a publicly traded (OTC:MRZM) company focused on acquiring late-stage drug and medical device assets announced today that it has completed the acquisition of all or substantially all of the Somahlution, Inc. and Somahlution, LLC assets, including their DuraGraft® intellectual property, Somaceutica intellectual property and derivative works. DuraGraft is a CE-marked and patented product that protects vascular grafts against ischemic injury and is the only product registered and indicated for graft protection and preservation during bypass and other vascular surgeries including Coronary Artery Bypass Graft (CABG) and Peripheral Bypass surgery. Marizyme has issued 10 million shares of restricted common stock to the Somahlution shareholders and a warrant to purchase 3 million shares of restricted common stock at an exercise price of $5 per share.

In addition, Marizyme also raised $7.0 million in gross proceeds in a private placement where Univest Securities, LLC acted as the exclusive placement agent. Marizyme plans to use the proceeds to expand sales of DuraGraft in Europe and to begin to seek US FDA approval in the United States.

As part of the transaction Dr. Satish Chandra will be joining Marizyme as President and COO and Dr. Catherine Pachuk will be joining as Chief Science Officer.

Mr. James Sapirstein, Marizyme, Executive Chairman, commented, “We are excited to complete this transaction and most importantly bring on the seasoned technical leadership of the Somahlution team. In addition, we are grateful to Univest Securities and our new investors for the trust they are placing in us to deliver strong shareholder value for Marizyme.”

Somahlution’s platform technology has enabled the development of a robust product pipeline with the potential to address unmet medical needs and reduce disease burden not only in vascular grafting indications but also indications involving tissue and fat grafting and organ transplant. DuraGraft protects graft tissue from harvesting through anastomosis and is used as a treatment to maintain the structural and functional integrity of free vascular grafts. The use of DuraGraft is associated with reductions of post-CABG complications associated with graft disease and failure: Myocardial Infarction, Repeat Revascularization and other Major Adverse Cardiac Events.

Dr. Satish Chandran, Marizyme, President and COO, added, “We are enthusiastic about being a key element of Marizyme’s strategy. DuraGraft has undergone extensive and rigorous clinical testing and has been cleared for use throughout the EU and several other countries around the world.”

About Marizyme, Inc.

Marizyme, Inc. is a development-stage company dedicated to the commercialization of innovative therapies that address the urgent unmet needs relating to higher mortality and costs in the acute care space. Specifically, Marizyme will focus its efforts on expanding the applications for its technologies to dental care, wound healing, thrombosis and other tissue preserving uses. For more information, visit www.marizyme.com or www.somahlution.com.

About Univest Securities, LLC.

Registered with FINRA since 1994, Univest Securities, LLC provides a wide variety of financial services to its institutional and retail clients globally including brokerage and execution services, sales and trading, market making, investment banking and advisory, wealth management. It strives to provide clients with value-add service and focuses on building long-term relationship with its clients. For more information, please visit: www.univest.us.

Forward-Looking Statements

This press release may contain certain forward-looking statements, including those relating to the Company’s product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. The Company has made every reasonable effort to ensure the information and assumptions on which these statements are based are current, reasonable and complete. However, a variety of factors, many of which are beyond the Company’s control, affect the Company’s operations, performance, business strategy and results and there can be no assurances that the Company’s actual results will not differ materially from those indicated herein. Additional written and oral forward-looking statements may be made by the Company from time to time. Forward-looking statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, including those risks set forth in the Company’s risk factor disclosure in the reports that we file with the U.S. Securities and Exchange Commission, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Relations Contact

Eric Kash

eric@marizyme.com